CynergisTek, Inc. Announces Filing of Definitive Proxy Statement and sets August 31, 2022, for Special Meeting of Stockholders

Special meeting of stockholders to be held on August 31, 2022 at 3:00 p.m. Central Time for stockholders to consider and vote on the proposed merger and merger agreement

AUSTIN, TX (July 25, 2022) – CynergisTek, Inc. (NYSE American: CTEK) (“CynergisTek”), a leading cybersecurity, privacy, compliance, and IT audit firm helping organizations in highly regulated industries navigate emerging security and privacy issues, today announced that it has filed a Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) with the Securities and Exchange Commission (“SEC”) and established July 15, 2022 as the record date (the “Record Date”) for its special meeting of stockholders (the “Special Meeting”) to be held to, among other things, consider and vote on the adoption of the previously announced merger agreement dated May 23, 2022 (“Merger Agreement”) with Clearwater Compliance LLC, a healthcare focused cybersecurity, compliance, and risk management solutions firm, and approval of the proposed merger contemplated by the Merger Agreement in an all cash transaction that values CynergisTek at approximately $17.7 million (the “Merger”).

The Special Meeting will be held virtually via live webcast on August 31, 2022, at 3:00 p.m. Central Time. You will be able to attend the Special Meeting online by logging in at https://www.colonialstock.com/ctek2022 and then clicking on the document entitled “Virtual Meeting Instructions” which includes additional instructions necessary to access the meeting room. All CynergisTek stockholders as of the record date on July 15, 2022 are entitled to vote their shares at the Special Meeting.   CynergisTek will begin mailing the Proxy Statement to CynergisTek stockholders on or about July 25, 2022. Additionally, the Proxy Statement is available at https://cynergistek.com/investor-relations/.

The CynergisTek Board of Directors unanimously recommends that stockholders vote “FOR” the approval and adoption of the Merger Agreement and the approval of the Merger, as well as the other proposals set forth in the Proxy Statement.

If you have any questions or need assistance voting your shares, please contact our proxy solicitor:

Laurel Hill Advisory Group LLC
2 Robbins Lane, Suite 201
Jericho, New York 11753
Banks and brokers call collect: 516-933-3100
All others call toll free: 888-742-1305

About CynergisTek, Inc.

CynergisTek is a top-ranked cybersecurity consulting firm helping organizations in highly-regulated industries, including those in healthcare, government, and finance navigate emerging security and privacy issues. CynergisTek combines intelligence, expertise, and a distinct methodology to validate a company's security posture and ensure the team is rehearsed, prepared, and resilient against threats. Since 2004, CynergisTek has been dedicated to hiring and retaining experts who bring real-life experience and hold advanced certifications to support and educate the industry by contributing to relevant industry associations. For more information, visit www.cynergistek.com or follow us on Twitter or LinkedIn.

Cautionary Note Regarding Forward Looking Statements

This release contains certain forward-looking statements relating to the business of CynergisTek.  These forward-looking statements are within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and can be identified by the use of forward-looking terminology such as “believes,” “expects,” “anticipates,” “would,” “could,” “intends,” “may,” “will,” or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, including but not limited to uncertainties relating to the Merger Agreement and transactions contemplated thereunder; failure to obtain the required votes of CynergisTek’s stockholders; the timing to consummate the proposed Merger; the conditions to closing of the proposed Merger not being satisfied or the closing of the proposed Merger otherwise not occurring; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including in circumstances that would require CynergisTek to pay a termination fee; unanticipated difficulties or expenditures relating to the proposed Merger; the diversion of management time on Merger-related issues; results of litigation, settlements and investigations; actions by third parties, including governmental agencies and including the response of customers, service providers and business partners to the announcement of the proposed Merger; product/services development; long and uncertain sales cycles; the ability to obtain or maintain proprietary intellectual property protection; future capital requirements; competition from other providers; the ability of CynergisTek’s vendors to continue supplying CynergisTek with supplies and services at comparable terms and prices; CynergisTek’s ability to successfully compete and introduce enhancements and new features that achieve market acceptance and that keep pace with technological developments; CynergisTek’s ability to maintain its brand and reputation and retain or replace its significant customers; cybersecurity risks and risks of damage and interruptions of information technology systems; CynergisTek’s ability to retain key members of management and successfully integrate new executives; CynergisTek’s ability to complete acquisitions, strategic investments, entry into new lines of business, divestitures, mergers or other transactions on acceptable terms, or at all; potential risks and uncertainties relating to the existing and ultimate impact of the COVID-19 pandemic, including actions that may be taken by governmental authorities to contain the COVID-19 outbreak or to treat its impact, and the potential negative impacts of COVID-19 on the global economy and financial markets; the general economic impact of the ongoing war in Ukraine, including the impact of related sanctions being imposed by the U.S. Government and the governments of other countries, and the impact of potential reprisals as a consequence of the war in Ukraine and any related sanctions; and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected.   Certain of these risks and

uncertainties are described in greater detail in CynergisTek’s Annual Report on Form 10-K for the year ended December 31, 2021 (as amended on Form 10-K/A) and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, each filed with the SEC, which are available at http://www.sec.gov.  Given the risks and uncertainties, readers should not place undue reliance on any forward-looking statement and should recognize that the statements are predictions of future results which may not occur as anticipated. Many of the risks listed above have been, and may further be, exacerbated by the COVID-19 pandemic, including its impact on the healthcare industry, or the ongoing war in Ukraine. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the risks and uncertainties described herein, as well as others not now anticipated. The forward-looking statements are made as of the date of this communication, and CynergisTek is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy the securities of CynergisTek or the solicitation of any vote or approval. In connection with the proposed Merger, CynergisTek has filed with the SEC the Proxy Statement for the special meeting of its stockholders and may file other relevant documents with the SEC regarding the proposed Merger.  This communication is not a substitute for the Proxy Statement or any other document that CynergisTek may file with the SEC.  The Proxy Statement was mailed to CynergisTek’s stockholders commencing on or about July 25, 2022.  STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Stockholders may obtain a free copy of the Proxy Statement and any amendments or supplements thereto and other documents filed by CynergisTek (when they become available) at the SEC's web site at http://www.sec.gov. In addition, the Proxy Statement and such other documents may also be obtained for free from CynergisTek on its website at www.cynergistek.com/investor-relations/, or by directing such request to InvestorRelations@cynergistek.com.

Participants in the Solicitation

CynergisTek and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed Merger. A list of the names of such directors and executive officers, information concerning such participants’ ownership of CynergisTek’s common stock, and any direct or indirect interest they have in the proposed Merger (by security holdings or otherwise) is set forth in the Proxy Statement.  Additional information about the direct or indirect interests of those participants may be included in other documents filed with the SEC regarding the proposed Merger, if and when they become available.  Free copies of these materials may be obtained as described in the preceding paragraph.

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CynergisTek Investor Relations Contact:

CynergisTek, Inc.
Bryan Flynn
(512) 402-8550 x7
InvestorRelations@cynergistek.com